                                                                  EXHIBIT 99.12
                            United States Steel LLC
                             to be converted into
                        United States Steel Corporation

                              Offers to Exchange
         % Senior Quarterly Income Debt Securities (SQUIDSSM) due 2031 for the following securities (the "Outstanding Securities"):

        6.50% Cumulative Convertible Preferred Stock of USX Corporation
                            (CUSIP No. 902905 1819)

   6.75% Convertible Quarterly Income Preferred Securities (QUIPSSM) of USX
                                Capital Trust I
                            (CUSIP No. 903339 E201)

 8.75% Cumulative Monthly Income Preferred Shares, Series A (MIPS(R)), of USX
                                  Capital LLC
                            (CUSIP No. P96460 1031)

 EACH OF THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON        , 2001, UNLESS EARLIER TERMINATED OR EXTENDED
 BY UNITED STATES STEEL LLC.


                                                                         , 2001

To Our Clients:

  United States Steel LLC (the "Company"), which is currently a wholly owned subsidiary of USX Corporation, is offering to exchange:

  . $50 principal amount of its % Senior Income Debt Securities due 2031 ("SQUIDS"), for each validly tendered and accepted share of 6.50% Cumulative Convertible Preferred Stock of USX Corporation, plus a cash payment for accrued but unpaid dividends;

  . $50 principal amount of SQUIDS, for each validly tendered and accepted 6.75% Convertible Quarterly Income Preferred Security of USX Capital Trust I, plus a cash payment for accrued but unpaid distributions; and

  . $25 principal amount of SQUIDS, for each validly tendered and accepted 8.75% Cumulative Monthly Income Preferred Share, Series A, of USX Capital LLC, plus a cash payment for accrued but unpaid dividends.

  The exchange offers are made on the terms and are subject to the conditions
set forth in the Company's prospectus dated        , 2001 (the "Prospectus"),
and the accompanying Letters of Transmittal, including the minimum condition that at least $150 million face amount of Outstanding Securities, in the aggregate, are validly tendered and not withdrawn in the exchange offers. The Company will accept up to an aggregate of $365 million face amount of Outstanding Securities in the exchange offers, so long as immediately following the exchange offers, there remains outstanding at least $5 million face amount of each series of the Outstanding Securities. The Company reserves the right to extend, amend or terminate the exchange offers.
--------
SQUIDSSM and QUIPSSM are service marks and MIPS(R) is a registered trademark of Goldman, Sachs & Co.

  The enclosed Prospectus is being forwarded to you as the beneficial owner of Outstanding Securities held by us for your account but not registered in your name. The accompanying Letter of Transmittal and Notice of Guaranteed Delivery are furnished to you for informational purposes only and may not be used by you to tender Outstanding Securities held by us for your account. A tender of such Outstanding Securities may be made only by us as the registered holder and only pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender and deliver the Outstanding Securities held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to United States Steel's exchange offer with respect to the 6.50% Cumulative Convertible Preferred Stock (the "6.50% Preferred Stock") of USX Corporation (CUSIP No. 902905 1819), the 6.75% Convertible Quarterly Income Preferred Securities (the "6.75% QUIPS") of USX Capital Trust I (CUSIP No. 903339 E201), and the 8.75% Cumulative Monthly Income Preferred Shares, Series A (the "8.75% MIPS"), of USX Capital LLC (CUSIP No. P96460 1031).

  This will instruct you to tender all of the Outstanding Securities of the series indicated below held by you for the account of the undersigned pursuant
to the terms and conditions set forth in the Prospectus, dated        , 2001,
and the related Letters of Transmittal.

     6.50% Preferred Stock           TENDER [_]

     6.75% QUIPS                     TENDER [_]

     8.75% MIPS                      TENDER [_]

                                          _____________________________________
                                          Signature(s)

                                          _____________________________________
                                          Please print name(s)

                                          _____________________________________
                                          Address

                                          _____________________________________
                                          Zip Code

                                          _____________________________________
                                          Area Code and Telephone No.

                                          _____________________________________
                                          Tax Identification or Social
                                           Security No.

                                          _____________________________________
                                          My Account Number with You

                                          _____________________________________
                                          Date


                                       3